Exhibit 99-1
Form 3 — Joint Filer Information
Exhibit 99-1

Name:	Metropolitan Life Insurance Company*

Address:	10 Park Avenue, Morristown, New Jersey 07962

Designated Filer:	Daniel F. Scudder Assistant General Counsel Metropolitan Life Insurance Company

Issuer & Ticker Symbol:	Highland Credit Strategies Fund (“HCF”)

Date of Event Requiring Statement:	April 16, 2010

Signature: /s/ Daniel F. Scudder
Daniel F. Scudder, Assistant General Counsel

*	Metropolitan Life Insurance Company as a direct owner/purchaser of $103,000,000 Floating Rate Series A Senior Unsecured Note Due April 16, 2015.